News Release

Exhibit 99.1

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Jeffrey L. Chastain

Vice President of Investor Relations

225-952-2308

jchastain@he-equipment.com

H&E Equipment Services Announces Sale of Crane Business to

The Manitowoc Company for $130 Million

Transaction supports H&E’s transformation to a pure-play equipment rental company

Will promote H&E’s strategic focus on geographic expansion and fleet investment

H&E to host conference call to discuss transaction

BATON ROUGE, La. (July 20, 2021) – H&E Equipment Services, Inc. (NASDAQ: HEES) (“H&E”) today announced that it has entered into a definitive agreement to sell its crane business to a wholly-owned subsidiary of The Manitowoc Company, Inc. (NYSE: MTW), a leading global manufacturer of cranes and lifting solutions, for $130 million in cash. The transaction is expected to close during the fourth quarter of 2021, subject to customary closing conditions, including regulatory approval under the Hart-Scott-Rodino Act.

“This transaction marks an important step in H&E Equipment’s transition to a pure-play equipment rental company,” said Brad Barber, H&E’s Chief Executive Officer. “We expect our continued migration to higher margin rentals will promote our strategic focus on geographic expansion and fleet investment, drive outsized revenue and profitability growth, and enable us to take full advantage of opportunities created by favorable industry and macro trends.”

“H&E has a long history and excellent reputation for serving the lifting industry, and we look forward to welcoming the H&E crane team to Manitowoc,” commented Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc. As a result of the transaction, H&E will fully exit the crane distribution business.

This divestiture, which was unanimously approved by H&E’s Board of Directors, is expected to increase, and further stabilize the Company’s EBITDA margin as it intensifies its focus on the higher margin equipment rental business.

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H&E Equipment Services Announces Sale of Crane Business

July 20, 2021

H&E’s equipment rental business has shown consistent growth, with a compound annual growth rate of 11 percent in the five years leading up to 2020. This rapid growth has seen the rental portion of H&E’s business expand from 32 percent of revenues 10 years ago to 51 percent in 2020. The overall demand for equipment rentals has continued to expand and has proven to be more stable and resilient to market disruptions than the distribution business.

Possible uses of proceeds from the transaction include, but are not necessarily limited to, further expansion of new facilities, investment in the rental fleet, and the delivery of a differentiated customer experience through enhanced technology capabilities. In addition, the proceeds will fortify the Company’s strong cash position while supporting strategic growth initiatives and ongoing dividends.

Conference Call

H&E Equipment Services will host a conference call and live webcast on July 20, 2021, commencing at 11:00am (Eastern Time), to discuss the announced transaction. Interested parties can participate in the call by dialing 1-844-887-9400, or by visiting the “Investor Relations” section of the Company’s website at www.he-equipment.com. A replay of the call will become available after 1:00 p.m. (Eastern Time) on July 20, 2021 and can be accessed by dialing 1-877-344-7529 and entering the conference code 10158870. The call will remain active until August 3, 2021. A replay of the webcast will remain active on the Company’s website for 30 days.

About H&E Equipment Services, Inc.

The Company is one of the largest integrated equipment services companies in the United States with 105 full-service facilities throughout the West Coast, Intermountain, Southwest, Gulf Coast, Mid-Atlantic and Southeast regions. The Company is focused on heavy construction and industrial equipment, and rents, sells, and provides parts and services support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) material handling equipment.  By providing equipment rental, sales, on site parts, repair services, and maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full-service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal, and provides cross-selling opportunities among its new and used equipment sales, rentals, parts sales, and services operations.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 118-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world’s leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile hydraulic cranes, tower cranes, lattice-boom crawler cranes and boom trucks under the Grove, Manitowoc, National Crane, Potain and Shuttlelift brand names.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the federal securities laws.  Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements.  Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, failure to obtain, delays in obtaining, or adverse conditions contained in, any required regulatory or other approvals, including antitrust approvals; failure to consummate or a delay in consummating the transaction for other reasons, and other factors discussed in our public

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H&E Equipment Services Announces Sale of Crane Business

July 20, 2021

filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date hereof.

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